UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FOXO TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FOXO TECHNOLOGIES INC.

477 South Rosemary Avenue

Suite 224

West Palm Beach, FL 33401

July 7, 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

To the Stockholders of FOXO Technologies Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of FOXO Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by the shareholder representing a majority of the voting control of the Company (the “Majority Shareholder”). The Company determined that these actions and approvals are necessary because of the small market capitalization of the Company, and while certain transactions may not need the approvals described, it is possible that certain transactions, including separate transactions that may be aggregated by NYSE American, will have a right to receive Class A Common Stock in excess of 20% of the issued and outstanding number of shares at the time the transaction was entered into. The shareholder representing a majority of the voting control of the Company, by written consent in lieu of a meeting delivered on June 23, 2025, pursuant to Section 228 of Title 8 the Delaware General Corporation Law (“DGCL”) and Section 2.9 of our bylaws, provided approval for the following corporate actions, respectively (the “Authorizations”):

Item 1.	The approval of the issuance of shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), to certain holders of Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) as a result of conversions of shares of Series A Preferred Stock into shares of Common Stock which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the dates of the respective issuances of Series A Preferred Stock, to comply with Section 713 of the NYSE American LLC Company Guide (the “Series A Preferred Issuances”);

Item 2.	The approval of the issuance of shares of Common Stock to holders of convertible promissory notes previously issued as a result of conversions of such notes into shares of Common Stock and the issuances of inducement shares, which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the dates of the respective notes issuances, to comply with Section 713 of the NYSE American LLC Company Guide (the “Convertible Notes Issuances”);

Item 3.	The approval of the issuance of shares of Common Stock to Smithline Family Trust II (“Smithline”) as a result of the exercises of rights under the Exchange Agreement dated May 28, 2024, as amended most recently on June 10, 2025, with Smithline (the “Exchange Agreement”), which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the date of the Exchange Agreement, to comply with Section 713 of the NYSE American LLC Company Guide (the “Rights Issuances”);

Item 4.	The approval of the issuance of shares of Common Stock to certain holders of Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) as a result of conversions of shares of Series B Preferred Stock into shares of Common Stock which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the dates of the respective issuances of Series B Preferred Stock, to comply with Section 713 of the NYSE American LLC Company Guide (the “Series B Preferred Issuances”);

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Item 5.	The approval of the issuance of shares of Common Stock to certain holders of Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) as a result of conversions of shares of Series C Preferred Stock into shares of Common Stock which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the dates of the respective issuances of Series C Preferred Stock, to comply with Section 713 of the NYSE American LLC Company Guide (the “Series C Preferred Issuances”);

Item 6.	The approval of the issuance of shares of Common Stock to certain holders of Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) as a result of conversions of shares of Series D Preferred Stock into shares of Common Stock which may result in total issuances of securities of over 20% of the issued and outstanding shares of Common Stock as of the dates of the respective issuances of Series D Preferred Stock, to comply with Section 713 of the NYSE American LLC Company Guide (the “Series D Preferred Issuances”);

Item 7.	The approval of the issuance of shares of Common Stock to J.H. Darbie & Co., Inc. (“J.H. Darbie”) as a result of finder’s agreements, which may result in issuances of securities of over 20% of the issued and outstanding shares of Common Stock, to comply with Section 713 of the NYSE American LLC Company Guide (the “J.H. Darbie Issuances”);

Item 8.	The approval of the issuance of 40,000 shares of Common Stock to Bret Barnes, a director of the Company, as a result of an independent director agreement entered into on July 24, 2024, to comply with Section 711 of the NYSE American LLC Company Guide (the “Barnes Issuance”); and

Item 9.	To approve and adopt a proposal to amend our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock, any time before November 6, 2025, at a ratio of 1:1.99 (the “Reverse Split”) with the exact effective date to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

All of the members of the Board, by unanimous written consent in lieu of a meeting, as provided under the DGCL, provided similar authorizations for Items 1-5 and Items 7 and 9 on June 16, 2025 and, the Board approved at a duly called special meeting similar authorizations for Item 6 on June 16, 2025, and the Board approved at a duly called special meeting similar authorizations for Item 8 on February 27, 2025.

The accompanying Information Statement is being furnished to our stockholders of record as of June 23, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the actions approved by the Authorizations and the written consent of the Board, cannot become effective until 20 days from the date of mailing of the Definitive Information Statement to our stockholders as of the Record Date.

THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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By Order of the Board of Directors

/s/ Seamus Lagan
Seamus Lagan

Chief Executive Officer and Interim Chief Financial Officer

July 7, 2025

NYSE American Requirements

The Company is subject to the NYSE American Company Guide because our Common Stock is currently listed on the NYSE American LLC (“NYSE American”). The issuance of shares of our Common Stock under the items of this Information Statement implicate certain of the NYSE American listing standards requiring prior stockholder approval in order to maintain our listing on the NYSE American.

Section 711

Section 711 of the NYSE American Company guide requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the company’s charter, except for:

a.	issuances to an individual, not previously an employee or director of the company, or following a bonafide period of non-employment, as an inducement material to entering into employment with the company provided that such issuances are approved by the company’s independent compensation committee or a majority of the company’s independent directors, and, promptly following an issuance of any employment inducement grant in reliance on this exception, the company discloses in a press release the material terms of the grant, including the recipient(s) of the grant and the number of shares involved; or

b.	tax-qualified, non-discriminatory employee benefit plans (e.g., plans that meet the requirements of Section 401(a) or 423 of the Internal Revenue Code) or parallel nonqualified plans, provided such plans are approved by the company’s independent compensation committee or a majority of the company’s independent directors; or plans that merely provide a convenient way to purchase shares in the open market or from the issuer at fair market value; or

c.	a plan or arrangement relating to an acquisition or merger; or

d.	warrants or rights issued generally to all security holders of the company or stock purchase plans available on equal terms to all security holders of the company (such as a typical dividend reinvestment plan).

The foregoing resolution for the transaction contemplated under Item 8 is required, among other reasons, because of Section 711 of the NYSE American Company Guide, pursuant to which stockholder approval is required with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the company’s charter.

Section 713

Section 713 of the NYSE American Company Guide requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the issuer equals 20% or more of presently outstanding common stock; (2) the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding common stock for less than the greater of book or market value of the stock; or (3) the issuance of shares in connection with a transaction other than a public offering when the issuance or potential issuance will result in a change of control of the issuer.

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The foregoing resolution for the transactions contemplated herein, among other reasons, because of Section 713 of the NYSE American Company Guide, pursuant to which stockholder approval is required prior to the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) by the Company, equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock (“Minimum Price”).

As a result of the foregoing Authorizations, on the date which is 20 calendar days after the date of mailing this Information Statement to its shareholders, the Company will be in compliance with Section 713 of the NYSE American Company Guide, as the Authorization will then constitute shareholder approval for the Company to issue shares of Common Stock with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the company’s charter and in an amount greater than 19.99% of the then issued and outstanding Common Stock of the Company, even if the price per share of Common Stock issued in connection with the transactions is less than the Minimum Price (as defined in Section 713 of the NYSE American Company Guide).

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the Authorizations.

The consents we have received constitute the only stockholder approval required under the DGCL, NYSE American Company Guide Sections 711 and 713, our Certificate of Incorporation, and our Bylaws, to approve the (i) the Series A Preferred Issuances, (ii) the Convertible Notes Issuances, (iii) the Rights Issuances, (iv) the Series B Preferred Issuances, (v) the Series C Preferred Issuances, (vi) the Series B Preferred Issuances, (vii) the J.H. Darbie Issuances, (viii) the Barnes Issuance, and (ix) the Reverse Split. Our Board of Directors is not soliciting your consent or your proxy in connection with the actions and neither any consents nor any proxies are being requested from stockholders.

Vote Required

The vote, which was required to approve the above Authorizations, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock entitles the holder thereof to one vote. The shares of Series D Preferred Stock (except in limited circumstances) have no voting rights. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the holders of Class A Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company. Each share of Series A Preferred Stock entities the holder to cast the number of votes determined by dividing the Stated Value ($1,000) by the higher of $0.10 (subject to adjustment) or the volume-weighted average price (“VWAP”) of the trading day immediately prior to the record date.

The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on June 23, 2025 (the “Record Date”). As of the Record Date, the Company had an aggregate voting power of 91,600,658 votes attributable to all outstanding shares of voting stock outstanding, with 20,143,846 shares being votable Common Stock, and 71,456,812 shares being votable Preferred Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 2.9 of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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The approximate ownership percentage of the voting stock of the Company as of the Record Date of the consenting stockholders who voted to approve the ((i) the Series A Preferred Issuances, (ii) the Convertible Notes Issuances, (iii) the Rights Issuances, (iv) the Series B Preferred Issuances, (v) the Series C Preferred Issuances, (vi) the Series D Preferred Issuances, (vii) the J.H. Darbie Issuances, (viii) the Barnes Issuance, and (ix) the Reverse Split, totaled in the aggregate approximately 82.08%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

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The following approvals should be read in conjunction with the information provided in the Table of Contents above.

ITEM 1. – SERIES A PREFERRED ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

Private Sales of Series A Preferred Stock

Background

On April 4, 2025, April 15, 2025, May 8, 2025, May 19, 2025, and June 3, 2025, respectively, the Company entered into Securities Purchase Agreements with an institutional investor pursuant to which the Company sold to the institutional investor an aggregate of 3,400 shares of its Series A Preferred Stock for aggregate gross proceeds of $3,350,000 (the “Private Sales”).

Private Offering of Series A Preferred Stock

Background

On June 16, 2025, the Board approved a non-public offering of up to 2,500 additional shares of Series A Preferred Stock for gross proceeds of $2,500,000 on terms similar to the previously completed Private Sales listed above, to be sold pursuant to Rule 506(b) of Regulation D promulgated by the SEC, which will terminate 110 days after the Information Statement is mailed to shareholders or terminated by the CEO earlier without prior notice and before all the shares are sold (the “Series A Preferred Offering”).

Conversion Terms of the Series A Preferred Stock

Each share of Series A Preferred Stock is convertible, subject to receipt of the shareholder approval, at any time and from time to time, at the option of the holder, into that number of shares of Class A Common Stock determined by dividing the stated value of such share ($1,000), plus any accrued and unpaid dividends thereon (whether declared or not declared), by the conversion price, which is the higher of $0.01 or 90% of the average VWAP of the five trading days immediately prior to the conversion date.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved the issuance of shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock upon the conversions of shares of Series A Preferred Stock issued in the Private Sales as of the respective dates of issuance or in the event that any of these transactions are aggregated, and if completed, shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock upon the conversions of shares of Series A Preferred Stock to be issued in the Series A Preferred Offering (the “Series A Preferred Issuances”).

ITEM 2. – CONVERTIBLE NOTES ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

ClearThink Notes Conversion Shares and Inducement Shares

Background

On November 20, 2024, we issued to ClearThink Capital Partners, LLC (“ClearThink”) a Convertible Promissory Note in the principal amount of $220,000 (the “ClearThink November 2024 Note”). The ClearThink November 2024 Note has a $20,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The ClearThink November 2024 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.50 per share, subject to adjustments. The conversion of the ClearThink November 2024 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full ClearThink November 2024 Note is convertible. On November 20, 2024, we entered into a Securities Purchase Agreement pursuant to which the ClearThink November 2024 Note was issued (the “ClearThink November 2024 SPA”). In addition, pursuant to the ClearThink November 2024 SPA, we were obligated to issue 12,500 shares of Common Stock as inducement shares.

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On December 31, 2024, we issued to ClearThink a Convertible Promissory Note in the principal amount of $220,000 (the “ClearThink December 2024 Note”). The ClearThink December 2024 Note has a $20,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The ClearThink December 2024 Note matures nine months from issuance and is convertible into shares of our Common Stock at the higher of (a) $0.10 or (b) a 10% discount to the lowest daily VWAP during the five preceding trading days, subject to adjustments. The conversion of the ClearThink December 2024 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full ClearThink December 2024 Note is convertible. On December 31, 2024, we entered into a Securities Purchase Agreement pursuant to which the ClearThink December 2024 Note was issued (the “ClearThink December 2024 SPA”). In addition, pursuant to the ClearThink December 2024 SPA, we are obligated to issue 12,500 shares of Common Stock as inducement shares.

On January 28, 2025, we issued to ClearThink a Convertible Promissory Note in the principal amount of $110,000 (the “ClearThink January 2025 Note”). The ClearThink January 2025 Note has a $10,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The ClearThink January 2025 Note matures nine months from issuance and is convertible into shares of our Common Stock at the higher of (a) $0.10 or (b) a 10% discount to the lowest daily VWAP during the five preceding trading days, subject to adjustments. The conversion of the ClearThink January 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full ClearThink January 2025 Note is convertible. On January 28, 2025, we entered into a Securities Purchase Agreement pursuant to which the ClearThink January 2025 Note was issued (the “ClearThink January 2025 SPA”). In addition, pursuant to the ClearThink January 2025 SPA, we are obligated to issue 6,250 shares of Common Stock as inducement shares.

On March 7, 2025, we issued to ClearThink a Convertible Promissory Note in the principal amount of $110,000 (the “ClearThink March 2025 Note”). The ClearThink March 2025 Note has a $10,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The ClearThink March 2025 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.20 per share, subject to adjustments. The conversion of the ClearThink March 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full ClearThink March 2025 Note is convertible. On March 7, 2025, we entered into a Securities Purchase Agreement pursuant to which the ClearThink March 2025 Note was issued (the “ClearThink March 2025 SPA”). In addition, pursuant to the ClearThink March 2025 SPA, we are obligated to issue 10,000 shares of Common Stock as inducement shares.

The Company currently has approximately $494,000 of convertible notes issued to ClearThink.

LGH Investments Note Conversion Shares

Background

On November 15, 2024, we issued to LGH Investments, LLC (“LGH”) a Convertible Promissory Note in the principal amount of $220,000 (the “LGH Note”). The LGH Note has a $20,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The LGH Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.50 per share, subject to adjustments. The conversion of the LGH Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full LGH Note is convertible. On November 15, 2024, we entered into a Securities Purchase Agreement pursuant to which the LGH Note was issued (the “LGH SPA”). In addition, pursuant to the LGH SPA, we issued 12,500 shares of Common Stock as inducement shares.

The Company currently has approximately $171,500 of convertible notes issued to LGH.

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Lucas Ventures Notes Conversion Shares

Background

On November 18, 2024, we issued to Lucas Ventures, LLC (“LV”) a Convertible Promissory Note in the principal amount of $220,000 (the “LV 2024 Note”). The LV 2024 Note has a $20,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The LV 2024 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.50 per share, subject to adjustments. The conversion of the LV 2024 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full LV 2024 Note is convertible. On November 18, 2024, we entered into a Securities Purchase Agreement pursuant to which the LV 2024 Note was issued (the “LV 2024 SPA”). In addition, pursuant to the LV 2024 SPA, we issued 12,500 shares of Common Stock as inducement shares.

On February 14, 2025, we issued to LV a Convertible Promissory Note in the principal amount of $55,000 (the “LV 2025 Note”). The LV 2025 Note has a $5,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The LV 2025 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.20 per share, subject to adjustments. The conversion of the LV 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full LV 2025 Note is convertible. On February 14, 2025, we entered into a Securities Purchase Agreement pursuant to which the LV 2025 Note was issued (the “LV 2025 SPA”). In addition, pursuant to the LV 2025 SPA, we issued 5,000 shares of Common Stock as inducement shares.

The Company currently has approximately $302,500 of convertible notes issued to LV.

IG Holdings Notes Conversion Shares

Background

On December 24, 2024, we issued to IG Holdings, Inc. (“IG”) a Convertible Promissory Note in the principal amount of $120,000 (the “IG 2024 Note”). The IG 2024 Note has a $20,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The IG 2024 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.30 per share, subject to adjustments. The conversion of the IG 2024 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full IG 2024 Note is convertible. On December 24, 2024, we entered into a Securities Purchase Agreement pursuant to which the IG 2024 Note was issued (the “IG 2024 SPA”). In addition, pursuant to the IG 2024 SPA, we issued 10,000 shares of Common Stock as inducement shares.

On March 4, 2025, we issued to IG a Convertible Promissory Note in the principal amount of $110,000 (the “IG 2025 Note”). The IG 2025 Note has a $10,000 original issuance discount and incurred a one-time interest charge of 10% on the date of issuance. The IG 2025 Note matures nine months from issuance and is convertible into shares of our Common Stock at $0.20 per share, subject to adjustments. The conversion of the IG 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full IG 2025 Note is convertible. On March 4, 2025, we entered into a Securities Purchase Agreement pursuant to which the IG 2025 Note was issued (the “IG 2025 SPA”). In addition, pursuant to the IG 2025 SPA, we are obligated to issue 10,000 shares of Common Stock as inducement shares.

The Company currently has approximately $253,000 of convertible notes issued to IG.

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1800 Diagonal Notes Conversion Shares

Background

On January 21, 2025, we issued to 1800 Diagonal Lending LLC (“1800”) a Convertible Promissory Note in the principal amount of $150,650 (the “1800 January 2025 Note”). The 1800 January 2025 Note has a $19,650 original issuance discount and incurred a one-time interest charge of 12% on the date of issuance. The 1800 January 2025 Note matures on November 30, 2025 and is only convertible upon default into shares of our Common Stock at 75% multiplied by the lowest trading price for our Common Stock during the 15-trading day period ending on the latest complete trading day prior to conversion (the “Market Price”). The conversion of the 1800 January 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full 1800 January 2025 Note is convertible. On January 21, 2025 we entered into a Securities Purchase Agreement pursuant to which the 1800 January 2025 Note was issued.

On February 24, 2025, we issued to 1800 a Convertible Promissory Note in the principal amount of $98,900 (the “1800 February 2025 Note”). The 1800 February 2025 Note has a $12,900 original issuance discount and incurred a one-time interest charge of 14% on the date of issuance. The 1800 February 2025 Note matures on November 30, 2025 and is only convertible upon default into shares of our Common Stock at the Market Price. The conversion of the 1800 February 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full 1800 February 2025 Note is convertible. On February 24, 2025 we entered into a Securities Purchase Agreement pursuant to which the 1800 February 2025 Note was issued.

On May 21, 2025, we issued to 1800 a Convertible Promissory Note in the principal amount of $151,800 (the “1800 May 2025 Note”). The 1800 May 2025 Note has a $19,800 original issuance discount and incurred a one-time interest charge of 12% on the date of issuance. The 1800 May 2025 Note matures on March 30, 2026 and is only convertible upon default into shares of our Common Stock at the Market Price. The conversion of the 1800 May 2025 Note is subject to a beneficial ownership limitation of 4.99% and an exchange cap of 19.99% of the outstanding shares of Common Stock upon the issuance date without shareholder approval. Subject to Section 713, we are required to reserve a number of shares of Common Stock into which the full 1800 May 2025 Note is convertible. On May 21, 2025 we entered into a Securities Purchase Agreement pursuant to which the 1800 May 2025 Note was issued.

The Company currently has approximately $396,000 of convertible notes issued to 1800.

Silverback Note Conversion Shares

Background

On August 10, 2021, Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a Tennessee Corporation and wholly owned subsidiary of the Company (“SCCH”), issued a promissory note to Western Healthcare, LLC. On February 26, 2025, the note was subsequently assigned/sold by Western Healthcare, LLC to Silverback Capital Corporation (“Silverback”). On February 26, 2025, the Company assumed all obligations and liabilities under the note by issuing the Amended and Restated Convertible Promissory Note in the principal amount of $1,080,357 Silverback (the “Silverback Note”). The Silverback Note is convertible into shares of Common Stock at 90% (representing a discount rate of 10%) multiplied by the average VWAP of the five trading days immediately prior to the date the conversion date.

The Company currently has approximately $497,000 of convertible notes issued to Silverback.

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Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the respective dates of issuances of the respective ClearThink November 2024 Note, the ClearThink December 2024 Note, the ClearThink January 2025 Note, and the ClearThink March 2025 Note, the LGH Note, the LV 2024 Note, the LV 2025 Note, the IG 2024 Note, the IG 2025 Note, the 1800 January 2025 Note, the 1800 February 2025 Note, the 1800 May 2025 Note, and the Silverback Note to be issued upon the conversions of the notes and any inducement shares to be issued under the respective securities purchase agreements, if not already issued (the “Convertible Notes Issuances”).

ITEM 3. – RIGHTS ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

Background

On November 7, 2023, we entered into a Settlement Agreement to satisfy approximately $2.3 million owed to Smithline Family Trust II (“Smithline”). On May 28, 2024, entered into an Exchange Agreement, as amended (the “Exchange Agreement”), with Smithline pursuant to which Smithline exchanged warrants to purchase up to 312,500 shares, as adjusted, of our Common Stock terminating on February 23, 2025 for the right to receive up to 1,308,751 post-split shares of Common Stock (the “Rights Shares”), subject to a 4.99% beneficial ownership limitation and issued without any restrictive legends.

On June 10, 2025, we entered into Amendment No. 2 to the Exchange Agreement pursuant to which the Rights Shares were increased from 1,308,751 to 5,151,721 post-split shares of Common Stock (1,308,751 of which have already been issued).

Approximately $384,297 remains outstanding at June 10, 2025, to Smithline pursuant the Settlement Agreement.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the Exchange Agreement to be issued upon the issuances of Rights Shares (the “Rights Issuances”).

ITEM 4. – SERIES B PREFERRED ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

Background

On September 20, 2022, we entered into separate Securities Purchase Agreements, as amended (the “SPAs”), with accredited investors pursuant to which the Company issued its 15% Senior Promissory Notes in the aggregate principal amount of $3,457,500 (the “Senior PIK Notes”).

On October 18, 2024, we received the approval of over 50.01% of the holders of the Senior PIK Notes based on the Aggregate Original Principal Amount (as defined in the Senior PIK Notes) to enter into Amendment No. 1 to the Senior PIK Notes (the “Amendment”). Pursuant to the Amendment, the Senior PIK Notes will be automatically exchanged into shares of Series B Preferred Stock effective as of 5:00 pm Eastern Time on the second business day after the date on which our stockholders approve the conversion of the Series B Preferred Stock into shares of Common Stock in accordance with the continued listing rules of NYSE American. The Senior PIK Notes (not including accrued and unpaid Interest (as defined in the Senior PIK Notes) which will be waived as part of the exchange) will be automatically exchange into a number of shares of Series B Preferred Stock equal to the Original Principal Amount (as defined in the Senior PIK Notes) divided by the Stated Value ($1,000) of the Series B Preferred Stock (the “Automatic Exchange”).

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On January 17, 2025, a shareholder of the Company acted by way of non-unanimous majority written consent action (in lieu of a special meeting of stockholders) to approve the Automatic Exchange. Effective as of 5:00 pm Eastern Time on January 22, 2025, pursuant to the Amendment, the Automatic Exchange was completed and an aggregate of 3,457.5 shares of Series B Preferred Stock were issued to the holders of Senior PIK Notes and the Senior PIK Notes were cancelled and satisfied in full.

There are currently 3,245 shares of Series B Preferred Stock outstanding.

Conversion Terms of the Series B Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock (the “Series B COD”), no shares of Series B Preferred Stock are convertible prior to the one-year anniversary of the Original Issue Date (as defined in the Series B COD) (such anniversary, the “Initial Convertibility Date”) and, subject to limitations in the Series B COD, the Series B-1 Preferred Stock may be converted at any time from and after the Initial Conversion Date, (ii) the Series B-2 Preferred Stock may be converted at any time from and after 90 days after the Initial Conversion Date, (iii) the Series B-3 Preferred Stock may be converted at any time from and after 180 days after the Initial Conversion Date, and (iv) the Series B-4 Preferred Stock may be converted at any time from and after 270 days after the Initial Conversion Date.

The Series B Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock ($1,000), plus any accrued and unpaid dividends thereon (whether declared or not declared), by the higher of $0.50 (such dollar amount being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date) or 90% of the average of the VWAP for the five trading days immediately prior to the conversion date (the “Conversion Price”).

If the Company has not obtained Stockholder Approval (as defined in the Series B COD), then the Company may not issue upon the conversion of any shares of the Series B Preferred Stock a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued (i) upon the conversion of any other shares of Series B Preferred Stock or (ii) upon the conversion of any share of Series C Preferred Stock (such securities, collectively, the “Issuance Capped Securities” and the holders of Issuance Capped Securities, the “Capped Holders”) would exceed 19.99% of the outstanding shares of Common Stock on the Original Issue Date (as defined in the Series B COD), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date (as defined in the Series B COD) (such number of shares, the “Issuable Maximum”). Each Capped Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (a) the aggregate Stated Value of such Holder’s Preferred Stock and Series C Preferred Stock by (b) the aggregate Stated Value of all shares of Preferred Stock and Series C Preferred Stock issued by the Company. In addition, a Capped Holder may allocate its pro-rata portion of the Issuable Maximum among Issuance Capped Securities held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Capped Holder no longer owns any Issuance Capped Securities and the amount of Issuance Capped Securities issued to such Capped Holder was less than such Capped Holder’s pro-rata share of the Issuable Maximum.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the respective dates of issuance of shares of Series B Preferred Stock issued in the Automatic Exchange to be issued upon the conversions of shares of Series B Preferred Stock issued in the Automatic Exchange (the “Series B Preferred Issuances”).

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ITEM 5. – SERIES C PREFERRED ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

Background

On November 26, 2024, our Board of Directors approved a private offering of up to $5,000,000 of shares of Series C Preferred Stock (the “Series C Offering”), the terms of which are as follows:

● The Series C Offering shall only be offered to holders our Senior PIK Notes;

● If an offeree subscribes 50% of the value of their original Senior PIK Note in the Series C Offering, they will be entitled to:

○	A 20% increase in the value of Series C Preferred Stock related to their investment. (Example $10,000 invested would result in $12,000 of shares of Series C Preferred Stock being issued to the offeree); and

○	The right to exchange the value of their Series B Preferred Stock equal to the value of Series C Preferred Stock being acquired. An exchange premium of 25% in the principal value of their Series B Preferred Stock being exchanged to Series C Preferred Stock (Example – If the offeree purchased $10,000 of Series C Preferred Stock principal value of $10,000 of the Senior PIK Note or corresponding Series B Preferred Stock held would exchange to $12,500 of shares of Series C Preferred Stock).

● If an Offeree subscribes 100% of the value of their Senior PIK Note in the Series C Offering, they will be entitled to:

○	A 20% increase in the value of Series C Preferred Stock related to their investment. (Example $10,000 invested would result in $12,000 of shares of Series C Preferred Stock being issued to the offeree); and

○	The right to exchange the value of Series B Preferred Stock equal to the value of Series C Preferred Stock being acquired. An exchange premium of 50% in the principal value of their Series B Preferred Stock being exchanged to Series C Preferred Stock (Example – If the offeree purchased $10,000 of Series C Preferred Stock principal value of $10,000 of the Senior PIK Note or corresponding Series B Preferred Stock held would exchange to $15,000 of shares of Series C Preferred Stock)

On December 12, 2024, we sold 120 shares of Series C Preferred Stock to an investor for $100,000. As a result of the purchase, the investor was allowed to exchange shares of Series B Preferred Stock for 150 shares of Series C Preferred Stock.

On February 28, 2025, we sold 60 shares of Series C Preferred Stock to an investor for $50,000. As a result of the purchase, the investor was allowed to exchange shares of Series B Preferred for 75 shares of Series C Preferred Stock.

On May 30, 2025, we sold 60 shares of Series C Preferred Stock to an investor for $50,000. As a result of the purchase, the investor was allowed to exchange shares of Series B Preferred for 75 shares of Series C Preferred Stock.

On May 30, 2025, we sold 15 shares of Series C Preferred Stock to an investor for $12,500. As a result of the purchase, the investor was allowed to exchange shares of Series B Preferred for 18.75 shares of Series C Preferred Stock.

There are currently 573.75 shares of Series C Preferred Stock outstanding.

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Conversion Terms of the Series C Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Series C COD”), no shares of Series C Preferred Stock are convertible prior to the earlier of (i) the six-month anniversary of the Original Issue Date (as defined in the Series C COD) or (ii) the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of all of the Conversion Shares (as defined in the Series C COD) that are then issued or issuable. The Series C Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock ($1,000), plus any accrued and unpaid dividends thereon (whether declared or not declared), by the higher of $0.30 (such dollar amount being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date (as defined in the Series C COD)) or 90% of the average of the VWAP for the five trading days immediately prior to the conversion date (the “Conversion Price”).

If the Company has not obtained Stockholder Approval (as defined in the Series C COD), then the Company may not issue upon the conversion of any shares of the Series C Preferred Stock a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued (i) upon the conversion of any other shares of Series C Preferred Stock or (ii) upon the conversion of any share of Series C Preferred Stock (such securities, collectively, the “Issuance Capped Securities” and the holders of Issuance Capped Securities, the “Capped Holders”) would exceed 19.99% of the outstanding shares of Common Stock on the Original Issue Date (as defined in the Series C COD), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date (as defined in the Series C COD) (such number of shares, the “Issuable Maximum”). Each Capped Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (a) the aggregate Stated Value of such Holder’s Series C Preferred Stock by (b) the aggregate Stated Value of all shares of Series C Preferred Stock issued by the Company. In addition, a Capped Holder may allocate its pro-rata portion of the Issuable Maximum among Issuance Capped Securities held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Capped Holder no longer owns any Issuance Capped Securities and the amount of Issuance Capped Securities issued to such Capped Holder was less than such Capped Holder’s pro-rata share of the Issuable Maximum.

Due to the restrictions contained in the Series C COD, in order to allow for full conversions of the Series C Preferred Stock issued pursuant to the Series C Offering, shareholder approval was necessary.

Most Favored Nation

Pursuant to the Series C Offering, after the closing date, if the Company proposes to issue any securities to any person, or the Company enters into any agreement with any person in connection with the subscription for securities in the Company by such person, which is on terms or provides rights which are more favorable to such person than those contained in the Series C Offering, the Company will promptly notify the purchaser or purchasers and agree to, and will cause all necessary third parties to agree to, such amendments to the Series C Offering as shall ensure that those same terms or rights are provided to the purchaser or purchasers. This right does not apply to the exercised of or any conversions into shares of Common Stock for agreements in place prior to the closing date.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the respective dates of issuance of shares of Series C Preferred Stock issued in the Series C Offering to be issued upon the conversions of shares of Series C Preferred Stock issued in the Series C Offering (the “Series C Preferred Issuances”).

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ITEM 6. – SERIES D PREFERRED ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

MSK Series D Preferred Conversion Shares

Background

On December 23, 2024, we entered into the Shares for Services Agreement (the “MSK Agreement”) with Mitchell Silberberg & Knupp LLP (“MSK”). Pursuant to the MSK Agreement, we agreed to issue to MSK 1,311.70 shares of Series D Preferred Stock in satisfaction of amounts owed to MSK for legal services previously provided by MSK to us. We also entered into Registration Rights Agreement which provides for the registration of shares to be issued pursuant to the conversions of the Shares.

KR8 Conversion Shares

Background

On December 6, 2024, we entered into the Termination Agreement with KR8 AI Inc. (“KR8”) pursuant to which 3,000 shares of Series D Preferred Stock (the “KR8 Shares”) were issued to KR8 as full and final satisfaction of approximately $3,000,000 owed to KR8 under the Master Software and Services Agreement with KR8 dated January 12, 2024, as amended (the “MSSA”) and the MSSA was terminated (the “KR8 Termination Agreement”).

The KR8 Termination Agreement closed on December 6, 2024 and the KR8 Shares were issued to KR8.

Conversions of KR8 Shares are subject to a leak-out agreement which limits resales of Common Stock to $500,000 per each rolling quarter (commencing on the earlier of the effectiveness of a registration statement registering the shares of Common Stock resulting from conversions of the KR8 Shares or the applicability to Rule 144); provided that if on any three consecutive trading days taken on a rolling basis, the trading volume of the Common Stock is $1,000,000 or more, KR8 is permitted to sell on the immediately succeeding trading day shares of Common Stock having an aggregate price up to 15% of the trading volume on the third consecutive trading day. Shares sold based upon the trading volume of the Common Stock will not be counted against the $500,000 rolling quarter cap. KR8 is also required to provide us with records on the first day of each month to evidence compliance with the restrictions in the leak-out agreement.

Relationships of Holders of Series D Preferred Stock

Mark White, our former Interim Chief Executive Officer and current director, is a substantial shareholder and executive officer of KR8.

Conversion Terms of the Series D Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Series D COD”), each share of Series D Preferred Stock is convertible, at any time and from time to time from and after the Original Issue Date (as defined in the Series D COD) at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value ($1,000), plus any accrued declared and unpaid dividends thereon by the higher of $0.30 (such dollar amount being subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date (as defined in the Series D COD)) or 90% of the average of the VWAP for the five trading days immediately prior to the conversion date.

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If the Company has not obtained Stockholder Approval (as defined in the Series D COD), then the Company may not issue upon the conversion of any shares of the Series D Preferred Stock a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued (i) upon the conversion of any other shares of Series D Preferred Stock or (ii) upon the conversion of any share of Series D Preferred Stock (such securities, collectively, the “Issuance Capped Securities” and the holders of Issuance Capped Securities, the “Capped Holders”) would exceed 19.99% of the outstanding shares of Common Stock on the Original Issue Date (as defined in the Series D COD), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date (as defined in the Series D COD) (such number of shares, the “Issuable Maximum”). Each Capped Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (a) the aggregate Stated Value of such Holder’s Series D Preferred Stock by (b) the aggregate Stated Value of all shares of Series D Preferred Stock issued by the Company. In addition, a Capped Holder may allocate its pro-rata portion of the Issuable Maximum among Issuance Capped Securities held by it in its sole discretion. Such portion shall be adjusted upward ratably in the event a Capped Holder no longer owns any Issuance Capped Securities and the amount of Issuance Capped Securities issued to such Capped Holder was less than such Capped Holder’s pro-rata share of the Issuable Maximum.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the respective dates of issuance of shares of Series D Preferred Stock issued to MSK and KR8 to be issued upon the conversions of shares of Series D Preferred Stock issued to MSK and KR8 (the “Series D Preferred Issuances”).

ITEM 7. – J.H. DARBIE ISSUANCES

In compliance with Section 713 of the NYSE American Company Guide

Background

On October 9, 2023, we entered into the Finder’s Fee Agreement with J.H. Darbie. The cash and warrants to be paid to J.H. Darbie under the original agreement are as follows:

“(a) In consideration of the foregoing, upon consummation of the closing regarding a financing on behalf of the Issuer, directly or through a structured Transaction, Darbie will be entitled to receive a finder fee (“Finder’s Fee”) in cash equal to 7% of the gross proceeds of an equity/convertible debt (4% Equity Lines of Credit) transaction and/or cash equal to 3% of the gross proceeds of a non-convertible debt transaction received by the Issuer within three business days from the closing date. The Issuer and the Introduced Party will not be obligated to pay Darbie if the Issuer does not receive the Transaction Proceeds. (b) Within three days of closing the Transaction a warrant in the form, appropriately completed to reflect the following terms. The Issuer also shall pay Darbie non-callable warrants of the Issuer issuable to Darbie, or its designee simultaneously with the closing of the Transaction equal to 7% (1% Total Offering of Equity Line of Credit) warrant coverage of the amount raised. The warrants shall entitle the holder thereof to purchase securities of the Issuer at a purchase price equal to 110% of the Introduced Party’s exercise price of the Transaction or the public market closing price of the Issuer’s common stock on the date of the Transaction, whichever is lower (such price, the “Warrant Price”). The warrants shall be exercisable immediately after the date of issuance, shall have anti-dilutive price protection, participating registration rights, and shall expire 5 years after the date of issuance. If warrants are issued to investors in a Transaction, the Darbie warrants shall have the same terms as the warrants issued to investors in the applicable Transaction, except that such Darbie warrants shall have an exercise price equal to 110% of the Warrant Price.”

On August 23, 2024, we entered into an amendment original agreement so that, as amended, the provision relating to cash and warrants to be paid to the J.H. Darbie would read as follows:

“(a) In consideration of the foregoing, upon consummation of the closing regarding a financing on behalf of the Issuer, directly or through a structured Transaction, Darbie will be entitled to receive a finder fee (“Finder’s Fee”) in cash equal to 7% of the gross proceeds of an equity/convertible debt (4% Equity Lines of Credit). The Issuer and the Introduced Party will not be obligated to pay Darbie if the Issuer does not receive the Transaction Proceeds. (b) Within three (3) days of closing the Transaction the Issuer also shall pay Darbie equity in the form of Class A Common Stock equal 14% of the amounts raised. The Class A Common Stock will be restricted and priced at the Issuer’s public market closing price on the date of the Transaction. For any Transactions prior to the date of this Amendment where cash was paid by the Issuer to Darbie, the Issuer also shall pay Darbie equity in the form of Class A Common Stock equal to 10% of the amounts raised and all warrants issued under those Transactions shall be terminated upon the issuance of the shares to Darbie.” An excel spreadsheet has been provided to show the share issuances required and the separate transactions.

Issuances of Common Stock to J.H. Darbie will be directly related to funding secured by the Company.

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved shares of Common Stock in excess of 19.99% of the outstanding shares of Common Stock as of the respective dates the agreements with J.H. Darbie issued to J.H. Darbie or to be issued to J.H. Darbie (the “J.H. Darbie Issuances”).

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ITEM 8. – BARNES ISSUANCE

In compliance with Section 711 of the NYSE American Company Guide

Background

On July 24, 2024, we entered into an Independent Director Agreement with Bret Barnes pursuant to which Mr. Barnes is to be paid a cash fee of $50,000 for previous services performed as a director (with an additional $5,000 per month to be paid until satisfied), 40,000 shares of Class A Common Stock (which will be issued upon NYSE American approval) (the “Barnes Shares”), and $5,000 per month commencing in July 2024 for his services as a director.

Section 711

As is more fully disclosed above, Section 711 of the NYSE American Company guide requires stockholder approval with respect to the establishment of (or material amendment to) a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, regardless of whether or not such authorization is required by law or by the company’s charter, except for certain limited circumstances (as disclosed above).

Shareholder Approval

On June 23, 2025, the Majority Shareholder approved the issuances of the Barnes Shares in compliance with Section 711 (the “Barnes Issuance”).

General; Shares Outstanding

As of the close of business on June 23, 2025, there were 20,143,846 shares of Common Stock issued and outstanding, 91,498,298 votes attributable to 19,414.64 shares of Series A Preferred Stock issued and outstanding, 3,245 votes attributable to 3,245 shares of Series B Preferred Stock issued and outstanding, and 573 votes attributable to 573.75 shares of Series C Preferred Stock issued and outstanding.

Effect on Current Stockholders; Dilution

Issuances of shares of Common Stock pursuant to Items 1-8 herein do not affect the rights of the holders of outstanding Common Stock, but the issuance of shares will have a dilutive effect on our existing stockholders, including the voting power and the economic rights of the existing stockholders. We cannot presently predict how many shares of Common Stock would be issuable pursuant to the issuances of shares of Common Stock pursuant to Items 1-8 herein.

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ITEM 9. – REVERSE SPLIT

Overview

On June 16, 2025, our Board of Directors (the “Board”), through unanimous written consent, approved and adopted a proposal to amend our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock, any time before November 6, 2025, at a ratio of 1:1.99 (the “Reverse Split”) with the exact effective date to be determined at the sole discretion of the Board, without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split.

Effecting the Reverse Split requires that Article IV of our Certificate of Incorporation be amended to include a reference to the Reverse Split. If implemented, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form attached to this proxy statement as Appendix A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board and prior November 6, 2025.

If implemented, except for de minimis adjustments that may result from the treatment of fractional shares, as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

Purpose and Rationale for the Reverse Split

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on NYSE American.

Our Class A Common Stock is traded on the NYSE American under the symbol “FOXO.” To continue our listing on the NYSE American, we must comply with NYSE American rules. NYSE American Company Guide Section 1003(f)(v) provides that the NYSE American may delist a security when it sells at a price per share of $0.10. The price of our Common Stock has recently been trading consistently below $0.30. Our Board has considered the potential harm to us and our stockholders should NYSE American delist our Common Stock from NYSE American. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Markets, are generally considered to be less efficient markets. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. These policies reduce the number of potential investors in our Common Stock at its current market price. Our Board believes that a Reverse Split is a potentially effective means for us to increase the per share market price of our Common Stock and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our Common Stock.

Management and the Board have considered the potential harm to us and our stockholders should NYSE American delist our Common Stock. The Board believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and other securities and will encourage interest and trading in our Common Stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Class A Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Split could help increase analyst and broker interest in our Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

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Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our Common Stock will not be reduced, the Reverse Split will result in an effective increase in the authorized but unissued number of shares of our Common Stock. The effect of the relative increase in the amount of authorized and unissued shares of our Common Stock would allow us to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated, subject to applicable NYSE American rules.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on NYSE American.

Potential Disadvantages of the Reverse Split

We cannot assure you that the Reverse Split will accomplish any of the above objectives for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our shares, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Except as set forth in this Proxy Statement, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

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Determination of the Ratio for the Reverse Split

In determining the split ratio, the Board considered numerous factors, including the historical and projected performance of our Common Stock and prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split.

In addition, Section 1003(f)(vi) of the NYSE American Company Guide states that if a company has had one or more reverse stock splits over the prior two-year period with a cumulative ratio of 200 shares or more to one, NYSE American will commence immediate suspension and delisting procedures. Since November 6, 2023, the Company has implemented reverse stock splits in the accumulated ratio of 1:100 and a reverse split at 1:1.99 is the maximum allowable until November 6, 2023 without commencement of immediate suspension and delisting procedures.

Based on the number of shares of Common Stock issued and outstanding as of June 23, 2025, after completion of the Reverse Split, we will have approximately 10,071,923 shares of Common Stock outstanding.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains the approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following the Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of June 23, 2025.

After Each Reverse Split Ratio

	Current	After 1:1.99 Reverse Split
Class A Common Stock Authorized(1)	500,000,000	500,000,000
Class A Common Stock Outstanding	20,143,846	10,071,923
Number of Shares of Class A Common Stock Reserved for Issuance	23,582,561	11,791,280
Number of Shares of Class A Common Stock Authorized but Unissued and Unreserved	456,273,593	478,136,797
Estimated price per share, based on the closing price of our Class A Common Stock on June 23, 2025(3)	$0.20	$0.40

(1)	The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Certificate of Incorporation.

(3)	The price per share indicated reflects solely the application of the Reverse Split ratio to the closing price of the Common Stock on June 23, 2025.

After the effective date of the Reverse Split, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

Our Common Stock and public warrants are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock or public warrants under the Exchange Act. Our Common Stock will continue to be reported on NYSE American under the symbol “FOXO” and the Public Warrants will be quoted on the OTC Markets under the symbol “FOXOW.”

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Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of our warrants in accordance with the Reverse Split ratio.

The adjustments to these securities, as required by the Reverse Split and in accordance with the Reverse Split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock. In the event of a Reverse Split, the Board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Reverse Split ratio. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The number of shares issuable under any individual outstanding stock option shall be rounded up as permitted under the specific terms of our 2022 and 2020 equity incentive plans. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under the 2022 equity compensation plan for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Split ratio.

Effective Date

If our Board concludes that it is in the best interests of the Company and our stockholders to effect the Reverse Split by November 6, 2025, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board in its sole discretion but will be no later than November 6, 2025. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. Finally, the Board alone will have sole discretion to determine the final ratio of the Reverse Split within the parameters contained in this proposal. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion.

Treatment of Fractional Shares

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share.

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On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Record and Beneficial Stockholders

As of the Record Date, we had 69 holders of record of our Common Stock. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

If our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as the Record Date, the number of shares of Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date hereof. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o FOXO Technologies Inc., 477 South Rosemary Ave., Suite 224, West Palm Beach, FL 33401.

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Applicable percentage of ownership is based on 20,143,846 shares of Class A Common Stock, 19,649.83 shares of Series A Preferred Stock, 3,245 shares of Series B Preferred Stock, 573.75 shares of Series C Preferred Stock, and 4,312 shares of Series D Preferred Stock issued as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock (6)	% of Class (7)	% of Votes
Directors, Named Executive Officers, and Executive Officers:
Seamus Lagan, Chief Executive Officer, Interim Chief Financial Officer, and Director (1)	102,362	*	*
Mark White, former Interim Chief Executive Officer and Director (2)	23,703	*	*
Martin Ward, former Interim Chief Financial Officer	23,703	*	*
Bret Barnes, Director (3)	894	*	*
Francis Colt deWolf III, Director	-	*	*
Trevor Langley, Director (4)	102,362	*	*
All current directors and executive officers as a group (six individuals) (5)	126,959	*	*

*	less than 1%.

(1)	Shares are owned by Rennova Health, Inc. (“RHI”). Mr. Lagan is the Chief Executive Officer and President and a director of RHI. Mr. Lagan disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 4,150 shares of Series A Preferred Stock, which are not included in the above table.

(2)	Includes 23,703 shares of Class A Common Stock held by KR8 AI, an entity which Mr. White controls. On December 5, 2024, KR8 AI was issued 3,000 shares of Series D Preferred Stock, which are not included in the above table.

(3)	Includes (i) 333 shares of Class A Common Stock held by Mr. Barnes that are subject to forfeiture pursuant to the Management Contingent Share Plan; and (ii) 561 shares of Class A Common Stock underlying vested options held by Mr. Barnes.

(4)	Shares are owned by RHI. Mr. Langley is a director of RHI. Mr. Langley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 4,150 shares of Series A Preferred Stock, which are not included in the above table.

(5)	Our current directors and executive officers are: Francis Colt deWolf III (Director), Bret Barnes (Director), Mark White (Director), Seamus Lagan (Chief Executive Officer, Interim Chief Financial Officer, and Director) and Trevor Langley (Chairman and Director).

(6)	These amounts are based upon information available to the Company as of the date hereof.

(7)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	% of Class (2)	% of Votes
Rennova Health, Inc. 477 S. Rosemary Avenue, Suite 224 West Palm Beach, Florida 33401	4,150	21.12%	17.34	%(3)
Sabby Volatility Warrant Master Fund, Ltd. Miami Beach, FL	6,157.98	31.34%	25.74	%(4)
Sabby Healthcare Master Fund, Ltd. Miami Beach, FL	2,763.85	14.07%	11.55	%(4)
Chris Diamantis Nashville, TN	6,000	30.53%	25.07	%(5)

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	Due to the Voting Agreement and Irrevocable Proxies with Sabby Volatility, Sabby Healthcare, and Mr. Diamantis, as described below, the combined voting percentage of RHI is approximately 82%.

(4)	On February 3, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with each of Sabby Volatility and Sabby Healthcare pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, each of Sabby Volatility and Sabby Healthcare shall, to the extent permissible and consistent with Sabby Volatility and Sabby Healthcare’s internal compliance policies (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by it and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

(5)

On May 8, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with Mr. Diamantis pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, Mr. Diamantis shall, to the extent permissible (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by him and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

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Name and Address of Beneficial Owner	Number of Shares of Series C Preferred Stock (1)	% of Class (2)	% of Votes
Firstfire Global Opportunities Fund, LLC 1040 1st Ave, Ste 190 New York, NY 10002	438.75	76.47%	*
Joel Yanowitz & Amy B. Metzenbaum Rev. Trust+	135	23.53%	*

* Less than 1%.

+ Address unknown to the Company.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

INTERESTS OF CERTAIN PERSONS IN THE AUTHORIZATIONS

Unless indicated herein, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than in their role as an officer, director or beneficial owner.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. These risk factors include the following risk factor relating to the Company’s compliance with the continued listing requirements of NYSE American:

ADDITIONAL INFORMATION

Householding of Materials

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401, (612) 800-0059 to inform us of such stockholder’s request; or

●	If a bank, broker, nominee, fiduciary or other custodian holds the shares, the stockholder should contact the bank, broker, nominee, fiduciary or other custodian directly.

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Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Where you can find more information

We are subject to the information requirements of the Exchange Act, and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

You may request a copy of these filings, at no cost, by requesting them via e-mail from the Company at the following address and telephone number:

Seamus Lagan

Chief Executive Officer

477 South Rosemary Avenue

Suite 224

West Palm Beach, FL 33401

(612) 800-0059

legal@foxotechnologies.com

Our Common Stock is currently listed on NYSE American under the symbol “FOXO.” Our public warrants are currently quoted on the OTC Pink Marketplace under the symbol “FOXOW.”

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State St 30th floor, New York, NY 10004 and their telephone number is (212) 509-4000.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being mailed on or about July 7, 2025 to all stockholders of record as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

FOXO TECHNOLOGIES INC.

FOXO Technologies Inc., a Delaware corporation (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is FOXO Technologies Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Charter”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on April 22, 2025.

THIRD: A new Article IV, Subsection 1 is added to the Charter to provide in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 510,000,000 shares, consisting of: (i) 500,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock” and “Common Stock”); and (ii) 10,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

1. Reverse Stock Split. Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each one and ninety-nine hundredths (1.99) of outstanding shares of Class A Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one (1) share of New Common Stock for each one and ninety-nine hundredths (1.99) shares of Old Common Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. No stockholders will receive cash in lieu of fractional shares. All references to “Class A Common Stock” and “Common Stock” in these Articles shall be to the New Common Stock.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of Eastern Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of [●], 2025.

FOXO TECHNOLOGIES INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer

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